CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Post Effective Amendment No. 1 to the Registration Statement on Form SB-2 for Larson Davis Incorporated, of our report dated August 4, 1995, relating to the June 30, 1995, financial statements of Larson Davis Incorporated, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".

/s/ Peterson, Siler & Stevenson

PETERSON, SILER & STEVENSON, P.C.

Salt Lake City, Utah
October 19, 1995